UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2024

GOAL Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40026	85-3660880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 717-7678

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	PUCKU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	PUCK	The Nasdaq Stock Market LLC
Redeemable warrants exercisable for shares of common stock at an exercise price of $11.50 per share	PUCKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2024, Goal Acquisitions Corp. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that in connection with the hearing on April 16, 2024, Nasdaq determined that the Company’s securities would be delisted from Nasdaq (the “Decision”) due to the Company’s failure to comply with Nasdaq IM-5101and Nasdaq Listing Rules 5550(b)(2), 5550(a)(4) and Rule 5250(f). The Nasdaq notice also advises the Company of its right to request an appeal of the Decision within fifteen (15) days. If the Company does not appeal, Nasdaq will file a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission when all internal procedural periods have run.

The Company is considering whether to appeal the Decision. Trading of the Company’s securities were suspended at the opening of business on May 9, 2024. The Company intends to work with OTC Markets to facilitate the trading of the Company’s securities on the OTC Pink Market under their existing symbols.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024

Goal Acquisitions Corp.

By:	/s/ William T. Duffy
Name:	William T. Duffy
Title:	Chief Financial Officer and Chief Operating Officer